Exhibit 99.1

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP.PK

CONTACT:           Berns Communications Group, LLC
Jessica Liddell / Melissa Jaffin
(212) 994-4660

HAMPSHIRE REPORTS FIRST QUARTER 2010 RESULTS

New York, NY, May 12, 2010… Hampshire Group, Limited (Pink Sheets: HAMP.PK, www.hamp.com) today announced its results for the first quarter ended April 3, 2010 and filed its quarterly report on Form 10-Q. This press release should be read in conjunction with the filed quarterly report referred to in this release.

Commenting on the results, Heath L. Golden, President and CEO of Hampshire Group, stated, “Our first quarter results were in line with our expectations, and reflect the continued benefits of our cost reduction efforts.   We are continuing to implement our plan to turn around the business.  Our plan is based on leveraging historical relationships with retail clients, adding new retail clients, broadening our distribution channels and controlling costs.  Our year over year EBITDA improvement and strengthened working capital position evidence our early success in executing our plan.

“Further, while sales in the quarter declined due to lower volume in our Women’s business, for the first time we had strong spring shipments in our Men’s business.  Our Women’s business, whose results were in line with our expectations, remains an opportunity for growth and an area where we are actively working to improve performance.”

“We remain committed to our goals to stabilize sales and generate positive cash flow in 2010.  Beyond these important financial targets, 2010 will be a year to embark on initiatives to drive sales growth in 2011 and beyond.”

Year to Date 2010 Highlights
•
Reduced selling, general and administrative expenses by 21.1% from $10.9 million in the first quarter of 2009 to $8.6 million in the first quarter of 2010, primarily as the result of the Company’s 2008 and 2009 cost reduction plans;

•	Grew Men’s spring shipments;
•	Improved cash flow; and
•	Amended the credit facility to provide additional flexibility to support new growth initiatives.

Operating Results
Net sales decreased 29.9% to $20.4 million for the three months ended April 3, 2010 from $29.1 million for the same period last year. The decrease in net sales resulted from a decline in volume, principally in the Company’s Women’s business, and lower average selling prices due to larger customer allowances.

For the three months ended April 3, 2010, the Company had a loss from operations of $4.9 million compared to a loss from operations of $7.7 million for the same period last year.  The reduction in the loss from operations was primarily the result of the cost reduction plan and a $2.4 million reduction in non-operational expenses.

The Company is providing earnings (loss) before income taxes, interest, depreciation and amortization (“EBITDA”) and adjusted EBITDA because its management believes that these measures provide useful information for investors concerning the Company's operating results and financial performance. For the quarter ended April 3, 2010, the Company had adjusted EBITDA of negative $3.7 million compared to negative $4.2 million for the same period last year. (See the Non GAAP Reconciliation table in the Selected Financial Data section of this press release.)

Basic and diluted loss per share from continuing operations for the three months ended April 3, 2010 was $0.90, compared to a basic and diluted loss per share of $1.42 for the same period last year.

On April 3, 2010, cash and cash equivalents totaled $40.5 million compared with $40.6 million on March 28, 2009. The Company’s working capital related to continuing operations was $55.6 million at April 3, 2010 compared with $54.5 million at March 28, 2009. As of April 3, 2010, the Company had no outstanding borrowings from its credit facility with approximately $38.3 million of availability, and letters of credit outstanding were approximately $9.7 million.

“We continue to see opportunity to grow our footprint, both domestically and internationally within and outside of our traditional department and chain store channel. Throughout 2010, we will remain focused on producing positive cash flow on our way to returning to profitability and driving long-term shareholder value,” said Mr. Golden.

Additional Information

On May 7, 2010, the Company and its lenders entered into an amendment with respect to its credit facility. The amended terms provide the Company with greater operating flexibility as it executes its plan.

About Hampshire Group
Hampshire Group, Limited is a leading U.S. provider of women’s and men’s sweaters, wovens and knits, and a designer and marketer of branded apparel. Its customers include leading retailers such as JC Penney, Kohl’s, Macy’s, Belk’s and Dillard’s, for whom it provides trend-right, branded apparel. Hampshire’s owned brands include Spring+Mercer®, Designers Originals®, Mercer Street Studio®, Requirements®, and RQT®. Hampshire also licenses the Geoffrey Beene® and Dockers® labels for men’s sweaters, both of which are market leaders in their categories, and licenses JOE Joseph Abboud® for men’s sportswear and Alexander Julian Colours® for men’s tops.

Cautionary Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: economic cycles that affect consumer spending; an established public trading market for the Company’s common stock; decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss or inability to renew certain licenses; the ability to anticipate consumer trends; use of foreign suppliers to manufacture our products; failure of our vendors to use acceptable ethical business practices; failure to deliver quality products in a timely manner; potential problems with our distribution system; labor disruptions; failure, inadequacy, interruption or security lapse in information technology; failure to successfully compete; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; loss of certain key personnel; the stockholders’ rights plan; and global, political and economic conditions.

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Hampshire Group, Limited and Subsidiaries
Selected Financial Data

	Three Months Ended

(In thousands, except per share data)	April 3, 2010	March 28, 2009

Net sales	$20,450	$29,077
Cost of goods sold	16,212	22,905

Gross profit	4,238	6,172
Selling, general, and administrative expenses	8,559	10,945
Special costs	541	1,924
Tender offer related costs	—	1,007

Loss from operations	(4,862)	(7,704)
Other income (expense):
Interest income	18	109
Interest expense	(108)	(48)
Other, net	(24)	(1)

Loss from continuing operations before income taxes	(4,976)	(7,644)
Income tax provision	39	96

Loss from continuing operations	(5,015)	(7,740)
Loss from discontinued operations, net of taxes	(5)	(25)

Net loss	$(5,020)	$(7,765)

Basic loss per share:
Loss from continuing operations	$(0.90)	$(1.42)
Loss from discontinued operations, net of taxes	—	—

Net loss	$(0.90)	$(1.42)

Diluted loss per share:
Loss from continuing operations	$(0.90)	$(1.42)
Loss from discontinued operations, net of taxes	—	—

Net loss	$(0.90)	$(1.42)

Weighted average number of shares outstanding:
Basic weighted average number of common shares outstanding	5,553	5,469

Diluted weighted average number of common shares outstanding	5,553	5,469

SELECTED BALANCE SHEET DATA: (excluding discontinued operations)
Cash and cash equivalents	$ 40,524	$ 40,626
Accounts receivable, net	$ 9,309	$ 16,514
Borrowings under credit facility	$ —	$ —
Working capital	$ 55,562	$ 54,528

NON GAAP RECONCILIATION:
Net loss	$ (5,020)	$ (7,765)
Income tax provision	39	96
Interest expense (income), net	90	(61)
Depreciation and amortization	618	549

EBITDA	(4,273)	(7,181)

Special costs	541	1,924
Tender offer related costs	—	1,007
Other, net	24	1
Loss from discontinued operations	5	25

Adjusted EBITDA	$ (3,703)	$ (4,224)

The Company believes that supplementing its financial statements prepared according to generally accepted accounting principles in the United States (“GAAP) with certain non-GAAP financial measures, as defined by the Securities and Exchange Commission (“SEC”), provides a more comprehensive understanding of Company’s results of operations. Such measures include EBITDA and Adjusted EBITDA and should not be considered an alternative to comparable GAAP financial measures, but should rather be read in conjunction with the GAAP financial measures. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2009 and its Form 10-Q for the quarter ended April 3, 2010 and other SEC filings, which advise interested parties of certain factors that affect the Company’s business.